Annual Meeting of Shareholders Seattle, WA May 26, 2016 NASDAQ:HMST

Welcome • Introductory Remarks • Notice • Appointment of Inspector of Election & confirmation of quorum • Description of proposals • Proceed to voting • Report on 2015 • Results of voting • Adjournment 2

Proposals I. To elect three (3) Class II directors to serve until the 2019 annual meeting of shareholders, or until their successors are elected, and qualified • Mark K. Mason • Victor H. Indiek • Donald R. Voss II. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 III. A proposal by a shareholder of the Company asking the Company to adopt majority voting in non-contested director elections IV. To transact such other business that may properly come before the Annual Meeting or any V. adjournment or postponement thereto Preliminary results will be announced following the vote 3

Shareholder Proposal • A shareholder submitted a proposal asking the shareholders to approve a motion that the Board of Directors initiate a process to amend our governing documents to provide that director nominees be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested elections. • After considering the merits of the shareholder’s position, the Board determined that the advantages of majority voting outweigh the disadvantages, and ultimately determined that the best interests of our shareholders are served by adopting this proposal. As a result, the Board of Directors recommends voting FOR the shareholder proposal. This recommendation should not be construed as a suggestion that the shareholder’s explanation reflects the Board’s position entirely, or that the Board did not consider these and other reasons in reaching its decision to recommend adoption. • Management is presenting the proposal today on behalf of California State Retirement Teachers’ System as a courtesy to the shareholder given our recommendation in favor of the proposal 4

Presentation by Mark K. Mason Chairman, President, & CEO HomeStreet, Inc. 5 Report on 2015

Important Disclosures Forward-Looking Statements This presentation includes forward-looking statements, as that term is defined for purposes of applicable securities laws, about our industry, our future financial performance and business plans and expectations. These statements are, in essence, attempts to anticipate or forecast future events, and thus subject to many risks and uncertainties. These forward-looking statements are based on our management's current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. Forward-looking statements in this presentation include, among other matters, statements regarding our business plans and strategies (including our expansion strategies) and the expected effects of those initiatives, general economic trends, particularly those that affect mortgage origination and refinance activity, and growth scenarios and performance targets. Readers should note, however, that all statements in this presentation other than assertions of historical fact are forward-looking in nature. These statements are subject to risks, uncertainties, assumptions and other important factors set forth in our SEC filings, including but not limited to our Annual Report on Form 10-K for year ended December 31, 2015, and our quarterly report on Form 10-Q for the quarter ended March 31, 2016. Many of these factors are beyond our control. Such factors could cause actual results to differ materially from the results discussed or implied in the forward-looking statements. These risks include statements predicated on our ability to realize the expected value of our mergers with Simplicity Bancorp and Orange County Business Bank and the combined entity resulting from those transactions; integrate our recent and pending branch acquisitions; continue to expand our banking operations geographically and across market sectors; grow our franchise and capitalize on market opportunities; manage our growth efforts cost-effectively and attain the desired operational and financial outcomes; manage the losses inherent in our loan portfolio; make accurate estimates of the value of our non- cash assets and liabilities; maintain electronic and physical security of customer data; respond to an increasingly restrictive and complex regulatory environment; and attract and retain key personnel. Actual results may fall materially short of our expectations and projections, and we may change our plans or take additional actions that differ in material ways from our current intentions. Accordingly, we can give no assurance of future performance, and you should not rely unduly on forward-looking statements. All forward-looking statements are based on information available to the Company as of the date hereof, and we do not undertake to update or revise any forward-looking statements, for any reason. Basis of Presentation of Financial Data Unless noted otherwise in this presentation, all reported financial data is being presented as of the period ending March 31, 2016, and is unaudited, although certain information related to the year ended December 31, 2015, has been derived from our audited financial statements. All financial data should be read in conjunction with the notes in our consolidated financial statements. Non-GAAP Financial Measures Information on any non-GAAP financial measures such as core measures or tangible measures referenced in this presentation, including a reconciliation of those measures to GAAP measures, may also be found in the appendix, our SEC filings, and in the earnings release available on our web site. 6

Growing Western U.S. Franchise • Seattle-based diversified commercial bank - company founded in 1921 • Growing commercial & consumer bank with concentrations in major metropolitan areas of the Western United States • Leading Northwest mortgage lender • 121 retail deposit branches and lending centers in the Western United States and Hawaii • Total assets of $5.4 billion 7

Strategy Build Single Family Mortgage origination market share • Organic growth opportunities  Commercial Lending, Multifamily, Commercial Real Estate and Construction  Increase density of commercial and retail deposits via existing market penetration and de-novo branch expansion • Growth via acquisition of branches and smaller institutions in-market and in new markets • Continue opportunistic expansion (market share and footprint) of Single Family mortgage banking activities • Reliable source of capital to grow commercial and consumer banking segment • Target major markets in Western United States • Grow earning assets while containing operating expenses to improve operating efficiencies • Attain targeted operating efficiency ratios by segment • Target long-term 15%+ ROTE, subject to achievement of targeted segment contributions Expand Commercial & Consumer Banking Ongoing expense management Optimize use of capital To grow and diversify earnings by expanding our Commercial & Consumer Banking business and continue to build Mortgage Banking market share in new and existing markets 8

9 Growth Activity Strategic Growth Activity - 2015 • Frist quarter 2015 merger with Simplicity Bank in Southern California • $850 million of assets and $650 million of deposits • Seven full-service banking branches • Fourth quarter 2015 AmericanWest Branch acquisition in Dayton, WA • $28 million of deposits and $5 million in loans Organic Growth Activity - 2015 • First quarter 2015 launched HomeStreet Commercial Capital, now HomeStreet Commercial Real Estate • Commercial lending group originating permanent loans, primarily up to $10 million, a portion of which are pooled and sold • First quarter 2015 launched Southern California based SBA lending team • Opened 3 retail deposit branches, 11 single family lending centers, 2 commercial real estate lending centers, and 1 commercial lending center Recent Developments • First quarter 2016 acquisition of Orange County Business Bank in Southern California • Signed agreement to acquire loans, deposits, and two branches from The Bank of Oswego • Opened 3 retail deposit branches, 1 single family lending center, 1 commercial lending center, and 1 commercial real estate lending center since the end of the year • Announced the closing of a $65 million senior notes offering on May 20th • Executed a $20 million unsecured line of credit for the company

Successful Diversification Strategy of growing our Commercial and Consumer Banking segment driving strong growth and diversification of our loan portfolio and earnings 10 June 2013 quarter represented the beginning of our acquisition strategy post IPO * 2012 was the peak of the post-recession refinance wave ** 47% of total asset growth has been through acquisitions 2Q13 1Q16 12 Month Core Net Income* 66,496$ 12 Month Core Net Income 42,561$ Commercial Banking % -12% Commercial Banking % 58% Mortgage Banking % 112% Mortgage Banking % 42% 12 Month Revenue 323,283$ 12 Month Revenue 431,366$ Net interest Income % 20% Net interest Income % 36% Non-interest Income % 80% Non-interest Income % 64% 53% 9% 27% 2% 4% 5% Total Assets - $2.8 billion Loan Portfolio - $1.4 Billion Single family Home equity and other CRE Multifamily Construction Commercial business 35% 8% 18% 15% 18% 6% Total Assets - $5.4 Billion** Loan Portfolio - $3.6 Billion Single family Home equity and other CRE Multifamily Construction Commercial business

Acquisition Strategy

We seek to grow and diversify our business and earnings by opportunistically expanding through acquisitions in attractive markets and then adding our full range of products and services

Disciplined Acquisition Objectives

- **Internal rate of return in excess of 15%**
- **EPS accretive**
- **Low-to-mid teens return on invested capital**
- **Less than 10% initial tangible book value per share dilution**
- **Less than 4 years tangible book value per share dilution earnback**

Acquisition History

Target	State	Date Announce	Date Completion	Total Assets ($M)	Deal Value ($M)	Price/ TBV (%)
Orange County Business Bank	CA	9/28/2015	2/1/2016	$ 200	$ 56	117
Simplicity Bancorp, Inc.	CA	9/29/2014	3/1/2015	879	133	99
Fortune Bank	WA	7/26/2013	11/1/2013	142	27	142
YNB Financial Services Corp.	WA	7/26/2013	11/1/2013	125	10	140
			Total	$1,221	$ 226	110 *

Post Acquisition Scaling (CA Example)

- **HomeStreet Commercial Real Estate – Southern California**
  - Originate permanent loans up to $10 million in principal, a portion of which we intend to sell
- **SBA Lending group**
- **De-Novo Branch expansion associated with Kaiser Permanente affinity relationship**
  - Kearney Mesa & Mission Gorge in San Diego, CA

* Deal value weighted average price / TBV

[HomeStreet]

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Results of Operations

($ in thousands)	For the three months ended Mar. 31, 2016 (1)	Dec. 31, 2015	Mar. 31, 2015 (2)	For the year ended Dec. 30, 2015 (3)	Dec. 31, 2014
Net interest income	$ 40,691	$ 39,740	$ 30,734	$ 148,338	$ 98,669
Provision for loan losses	1,400	1,900	3,000	6,100	(1,000)
Noninterest income	71,708	65,409	75,373	281,237	185,657 (4)
Noninterest expense	101,353	92,725	89,482	366,568	252,011
Net income before taxes	9,646	10,524	13,625	56,907	33,315
Income taxes	3,239	1,846	3,321	15,588	11,056
Net income	$ 6,407	$ 8,678	$ 10,304	$ 41,319	$ 22,259
Diluted EPS	$ 0.27	$ 0.39	$ 0.59	$ 1.96	$ 1.49
Core net income (5)	$ 9,785	$ 8,787	$ 11,560	$ 44,337	$ 24,245
Core EPS (5)	$ 0.41	$ 0.39	$ 0.67	$ 2.11	$ 1.62
Tangible BV/share (6)	$ 20.37	$ 20.16	$ 18.97	$ 20.16	$ 19.39
Core ROAA (5)	0.78%	0.72%	1.21%	0.97%	0.76%
Core ROAE (5)	7.66%	7.47%	12.50%	10.03%	8.38%
Core ROATE (5)	8.08%	7.80%	13.09%	10.50%	8.81%
Net Interest Margin	3.55%	3.61%	3.60%	3.63%	3.51%
Core efficiency ratio (5)	85.5%	87.8%	77.7%	83.0%	87.6%
Tier 1 Leverage Ratio (Bank) (7)	10.17%	9.45%	11.47% / 9.95% (8)	9.45%	9.38%
Total Risk-Based Capital (Bank) (7)	13.93%	13.91%	14.57%	13.91%	14.03%

(1) Includes two months of OCBB's results of operations.

(2) Includes one month of Simplicity's results of operations.

(3) Includes ten months of Simplicity's results of operations.

(4) Includes $4.6 million increase in mortgage servicing income from sale of MSRs and $4.6 million gain on sale of single family mortgage loans originally held for investment.

(5) Excludes pre-tax acquisition-related expenses and bargain purchase gain. See appendix for reconciliation of non-GAAP financial measures.

(6) See appendix for reconciliation of non-GAAP financial measures.

(7) 2015 capital ratios under Basel III regulatory capital rules while all prior period ratios under Basel I rules.

(8) Quarterly average assets used to calculate Tier 1 Leverage ratio normalized for Simplicity Bank merger effective 3/1/15 .

[HomeStreet]
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Segment Overview Commercial & Consumer Banking • Regional Single Family mortgage origination platform • 100% direct retail origination • Majority of production sold into secondary market • Fannie Mae, Freddie Mac, FHA, VA lender since programs’ inception • Portfolio products: jumbo, HELOC and custom home construction • Servicing retained on majority of originated loans sold to secondary markets • Build Western U.S. major market retail franchise • Dynamic personnel management in relation to changes in market conditions • Fixed/Semi/Variable cost management • Long-term efficiency ratio target of <80% • Long-term targeted ROE of >25% Mortgage Banking Overview • Commercial Banking  Commercial lending, including SBA  All CRE property types with multifamily focus  Residential construction  Commercial deposit, treasury and cash management services • Consumer Banking  Consumer loan and deposit products  Consumer investment, insurance and private banking products and services • Expand market/grow market share in current and new markets  Follow mortgage expansion • Diversify and grow loan portfolio 4-6% or more per quarter (1) • Manage non-interest expense increase to approximately 3% per quarter • Manage credit risk by monitoring portfolio and geographic early warning indicators • Long-term efficiency ratio target of <65% • Long-term targeted ROE range of 8-12%  Commercial lending – 8-12%  Commercial real estate – 10-15%  Residential construction – 20-30%  Single Family residential – 10-15% Strategic Objectives (1) Actual growth of loan portfolio is subject to, among other things, actual loan production volumes, portfolio runoff, portfolio loan sales, portfolio credit performance and net interest margin. Other portfolio management considerations include liquidity management, capital requirements and profitability. 13

Commercial & Consumer Banking Segment

($ in thousands)	For the three months ended Mar. 31, 2016 [1]	Dec. 31, 2015	Mar. 31, 2015 [2]	For the year ended Dec. 30, 2015 [3]	Dec. 31, 2014
Net interest income	$ 35,645	$ 32,759	$ 25,107	$ 120,020	$ 81,986
Provision for loan losses	1,400	1,900	3,000	6,100	(1,000)
Noninterest income	4,643	8,778	10,081	29,367	18,667 [4]
Noninterest expense	36,629	29,542	35,666	122,598	79,811
Net income before taxes	2,259	10,095	(3,478)	20,689	21,842
Income taxes	717	1,718	(3,464)	2,672	7,092
Net income	$ 1,542	$ 8,377	$ (14)	$ 18,017	$ 14,750
Core net income [5]	$ 4,920	$ 8,486	$ 1,242	$ 21,035	$ 16,734
Core ROAA [5]	0.46%	0.85%	0.16%	0.59%	0.65%
Core ROAE [5]	4.71%	9.11%	2.02%	7.31%	7.30%
Core ROATE [5]	5.03%	9.64%	2.16%	7.84%	7.78%
Core efficiency ratio [5]	78.0%	69.9%	82.3%	74.9%	76.3%
Net Interest Margin	3.54%	3.51%	3.60%	3.58%	3.44%
Total average earning assets	$4,039,023	$3,708,342	$2,840,601	$ 3,364,907	$ 2,407,155
FTE	903	853	768	853	608

[1] Includes two months of OCBB's results of operations.
[2] Includes one month of Simplicity's results of operations.
[3] Includes ten months of Simplicity's results of operations.
[4] Includes $4.6 million gain on sale of single family mortgage loans originally held for investment.
[5] Excludes pre-tax acquisition-related expenses and bargain purchase gain. See appendix for reconciliation of non-GAAP financial measures.

[HomeStreet]

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Mortgage Banking Segment 15 (1) Includes $4.6 million increase in mortgage servicing income from sale of MSRs. ($ in thousands) Mar. 31, 2016 Dec. 31, 2015 Mar. 31, 2015 Dec. 31, 2015 Dec. 31, 2014 Net interest income $ 5,044 $ 6,981 $ 5,627 $ 28,318 $ 16,683 Noninterest income 67,065 56,631 65,292 251,870 166,989 (1) Noninterest expense 64,722 63,183 53,816 243,970 172,199 Net income before taxes 7,387 429 17,103 36,218 11,473 Income taxes 2,522 128 6,785 12,916 3,963 Net income $ 4,865 $ 301 $ 10,318 $ 23,302 $ 7,510 ROAA 2.50% 0.12% 4.56% 2.85% 1.18% ROAE / ROATE 21.73% 1.28% 35.16% 24.29% 10.00% Efficiency Ratio 89.8% 99.3% 75.9% 87.1% 93.8% FTE 1,361 1,319 1,061 1,319 1,003 For the year endedFor the three months ended

Historical Stock Price Since IPO 16 HomeStreet has had a 76.8% total return since its IPO As of May 25, 2016 0% 20% 40% 60% 80% 100% 120% 140% 160% 2/10/2012 2/10/2013 2/10/2014 2/10/2015 2/10/2016 $- $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 % C hang e Stock Price Price Change

Outlook 17 • Diversification of balance sheet and earnings well under way • Targeting long-term Commercial & Consumer Banking segment net income contribution of more than 60% • Lending centers and branches located in 9 states • Looking to augment strong organic growth with opportunistic acquisitions in our target markets that meet our strategic objectives • In our Commercial and Consumer Banking segment, over the next three quarters we continue to expect net loan portfolio growth to approximate 4% to 6% quarterly driving strong net interest income growth • Overall, we generally expect our consolidated net interest margin to trend down to the 3.40% to 3.45% level reflecting a flatter yield curve, absent changes in market rates and prepayment speeds • Our non-interest expenses will grow approximately 3% per quarter on average, reflecting the continued investment in our growth and infrastructure • We anticipate mortgage loan lock and forward sale commitments to total approximately $8.2 billion and mortgage loan held for sale closing volume to total approximately $8.4 billion this year • The mortgage bankers association forecasts that purchase mortgage originations are projected to increase 10% this year over last year • Strong stock price appreciation due to growth of earnings and an increase in the earnings multiple as a result of growth of Commercial & Consumer Bank resulting in more stable, consistent results typical of a commercial bank

. Questions? 18

Results of Votes 19 Final Tally of Vote (if available)

. Thank you for attending 20 HomeStreet, Inc. NASDAQ:HMST http://ir.homestreet.com (Electronic copies of this presentation available upon request)

. Appendix 21

Non-GAAP Financial Measures Core Net Income: 22 Mar. 31, Dec. 31, Mar. 31, Dec. 31, Dec. 31, (dollars in thousands) 2016 2015 2015 2015 2014 Net income $6,407 $8,678 $10,304 $41,319 $22,259 Impact of merger-related items (net of tax) 3,378 109 1,256 3,018 1,986 Net income, excluding merger-related items (net of tax) $9,785 $8,787 $11,560 $44,337 $24,245 Diluted earnings per common share $0.27 $0.39 $0.59 $1.96 $1.49 Impact of merger-related items (net of tax) 0.14 - 0.08 0.15 0.13 Diluted earnings per common share, excluding merger- related items (net of tax) $0.41 $0.39 $0.67 $2.11 $1.62 Return on average assets 0.51% 0.71% 1.08% 0.91% 0.69% Impact of merger-related items (net of tax) 0.27% 0.01% 0.13% 0.06% 0.07% Return on average assets, excluding merger-related items (net of tax) 0.78% 0.72% 1.21% 0.97% 0.76% Return on average shareholders' equity 5.02% 7.38% 11.14% 9.35% 7.69% Impact of merger-related items (net of tax) 2.64% 0.09% 1.36% 0.68% 0.69% Return on average shareholders' equity, excluding merger- related items (net of tax) 7.66% 7.47% 12.50% 10.03% 8.38% Return on average tangible shareholders' equity 5.29% 7.71% 11.67% 9.78% 8.09% Impact of merger-related items (net of tax) 2.79% 0.09% 1.42% 0.72% 0.72% R turn on average tangible shareholders' equity, excluding merger-related items (net of tax) 8.08% 7.80% 13.09% 10.50% 8.81% Efficiency ratio 90.17% 88.18% 84.33% 85.33% 88.63% Impact of merger-related items (net of tax) (4.62)% (0.40)% (6.61)% (2.36)% (1.07)% Efficiency ratio, excluding merger-related items (net of tax) 85.55% 87.79% 77.72% 82.97% 87.56% Quarter Ended Year Ended

Non-GAAP Financial Measures Core Net Income – Commercial & Consumer Banking: 23 Mar. 31, Dec. 31, Mar. 31, Dec. 31, Dec. 31, (dollars in thousands) 2016 2015 2015 2015 2014 Commercial and Consumer Banking Segment: Net (loss) income $1,542 $8,377 ($14) $18,017 $14,748 Impact of merger-related items (net of tax) 3,378 109 1,256 3,018 1,986 Net income, excluding merger-related items (net of tax) $4,920 $8,486 $1,242 $21,035 $16,734 ROAA 0.15% 0.84% (0.00)% 0.50% 0.57% Impact of merger-related items (net of tax) 0.32% 0.01% 0.17% 0.08% 0.08% ROAA, excluding merger-related items (net of tax) 0.46% 0.85% 0.16% 0.59% 0.65% ROAE 1.47% 8.99% (0.02)% 6.26% 6.43% Impact of merger-related items (net of tax) 3.23% 0.12% 2.04% 1.05% 0.87% ROAE, excluding merger-related items (net of tax) 4.71% 9.11% 2.02% 7.31% 7.30% ROATE 1.58% 9.51% (0.02)% 6.72% 6.86% I pact of merger-related items (net of tax) 3.46% 0.12% 2.18% 1.13% 0.92% ROATE, excluding merger-related items (net of tax) 5.03% 9.64% 2.16% 7.84% 7.78% Efficiency ratio 90.92% 71.12% 101.36% 82.07% 79.29% Impact of merger-related items (net of tax) (12.90)% (1.17)% (19.07)% (7.22)% (3.04)% Efficiency ratio, excluding merger-related items (net of tax) 78.02% 69.95% 82.29% 74.85% 76.26% Quarter Ended Year Ended